For Immediate Release

Contact:	Mark Doheny Director, Investor Relations 713-209-8484 Mark.Doheny@cooperindustries.com

Cooper Industries Reports Fourth Quarter Earnings from Continuing Operations of $.76 Per Share and 2009 Free Cash Flow of $723 million (exclusive of a $90 million discretionary tax deposit)

Dublin, Ireland, January 26, 2010 – Cooper Industries plc (NYSE: CBE) reported fourth quarter 2009 GAAP earnings per share from continuing operations of $.76 (diluted), compared with $.65 per share from continuing operations for the fourth quarter of 2008. During the fourth quarter of 2009 Cooper recognized a pre-tax restructuring and asset impairment charge of $4.2 million or $.02 per share related primarily to reductions in work force offset by discrete tax items which improved reported results by $.02 per share. Excluding these unusual items, the fourth quarter 2009 earnings per share was $.76 per share compared to $.84 per share earnings for the fourth quarter of 2008, excluding restructuring and asset impairment charges. The fourth quarter 2009 results also included the favorable impact of a lower effective tax rate and inventory revaluations partially offset by other items which improved reported quarterly results by approximately $.04 per share. The fourth quarter 2008 results include the favorable impact of a lower effective tax rate, impact from a change in estimate for long-term incentive compensation and other items which improved reported quarterly results by approximately $.09 per share. Adjusting for these items on a non-GAAP basis the fourth quarter 2009 results of $.72 per share compares to $.75 per share for the fourth quarter of 2008. Fourth quarter 2009 revenues decreased 17.5 percent to $1.26 billion, compared with $1.52 billion for the same period last year. Core revenues were 19.8 percent lower than comparable prior year with currency translation increasing reported revenue by 2.0 percent and acquisitions adding 0.3 percent for the quarter.

“Our employees rapidly and efficiently right-sized our businesses for the economic challenges faced in 2009, allowing the company to improve earnings sequentially in the fourth quarter. As we begin to see growth in several of our end markets, our businesses are very well positioned to capitalize on the improvements with exceptional earnings growth,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian.

During 2009 Cooper generated $632.6 million in free cash flow (including a $90 million discretionary income tax deposit) compared with the record $761.2 million for 2008. Our total debt net of cash and investments totaled $552.8 million compared to $952.4 million at December 31, 2008. “Our global teams have delivered exceptional free cash flow, in fact a record for the company excluding the $141 million received in 2008 from Federal-Mogul and the $90 million discretionary tax payment in 2009. As a result of our record cash flow, we were able to retire our $275 million debt obligation in November from available cash and preserve our financial flexibility to continue to invest in our long-term strategic initiatives and return capital to our shareholders,” said Hachigian.

Revenues for 2009 were $5.1 billion, a 22.3 percent decrease from the $6.5 billion in revenues for 2008. Core revenues were 20.9 percent lower than the comparable prior year period with currency translation reducing reported revenue by 2.0 percent and acquisitions adding 0.6 percent to reported revenues for 2009. For 2009 income from continuing operations, excluding unusual items, was $425.2 million, compared with $630.8 million for the prior year, excluding unusual items. Diluted earnings per share from continuing operations, excluding unusual items for comparable periods, were $2.52 compared with prior year’s $3.59.

During 2009 Cooper recognized a gain from discontinued operations of $25.5 million (net of tax of $16.2 million) or $.15 per share from negotiated insurance coverage settlements that were not previously recognized. Cooper believes that it is likely that additional insurance recoveries will be recorded in the future as new insurance-in-place agreements are consummated or settlements with insurance carriers are completed. Timing and value of these agreements and settlements cannot be currently estimated as they may be subject to extensive additional negotiation and litigation.

Segment Results
Electrical Products segment revenues for the fourth quarter of 2009 decreased 18.8 percent to $1.10 billion, compared with $1.36 billion in the fourth quarter 2008. Core revenues were 20.6 percent lower than comparable prior year periods with currency translation increasing reported results 1.5 percent and acquisitions adding 0.3 percent to reported revenues for the fourth quarter. Segment operating earnings, excluding the impact of restructuring and asset impairment charges, were $171.2 million, a decrease of 14 percent from the $198.1 million in the prior year’s fourth quarter. Segment operating margin, excluding the unusual items, increased 90 basis points to 15.5 percent for the fourth quarter of 2009, compared to the fourth quarter of 2008. Sequentially from the third quarter of 2009, Electrical Products revenues were approximately 4 percent lower driven by normal seasonality and delays in distributor purchases prior to year end with segment operating margins increasing 40 basis points, excluding unusual items.

Revenues for 2009 decreased 21.6 percent to $4.51 billion, compared to $5.76 billion for last year. Segment operating earnings for 2009 declined to $638.2 million excluding restructuring and asset impairment charges, compared to $930.3 million in the prior year.

Tools segment revenues for the fourth quarter of 2009 were $153.5 million, down 7 percent from 2008 fourth quarter revenues of $165.1 million. Excluding the effects of currency translation, which increased reported revenues in the quarter by 6.2 percent, core revenues for the quarter were 13.2 percent lower than 2008 fourth quarter. Segment operating earnings, excluding restructuring charges, were $12.7 million, compared to the fourth quarter 2008 earnings of $17.5 million. Segment operating margin, excluding restructuring charges, for the fourth quarter 2009 was 8.3 percent compared to 10.6 percent for the comparable prior year period. Sequentially from the third quarter of 2009, Tools segment revenues increased 10.3 percent with segment operating margins increasing 340 basis points, excluding unusual items.

Revenues for 2009 decreased 27.2 percent to $557.7 million, compared to $765.6 million for last year. Segment operating earnings excluding restructuring charges for 2009 were $18.5 million compared to operating earnings of $81.1 million in the prior year.

Outlook
“We are extremely pleased with how well our businesses adjusted to the economic realities of 2009. Cooper’s portfolio, management team and balance sheet is stronger than it has been in over a decade. We enter 2010 with strong profitability on a significantly lower revenue base and are in a great position to deliver outstanding increased earnings as the global economies recover,” commented Hachigian.

“For 2010 we are initiating EPS guidance for continuing operations of $2.70 to $2.90, excluding restructuring and unusual items, with revenue down 1 percent to up 4 percent including currency translation and acquisition revenue of approximately 2 percent. For the first quarter of 2010 we expect earnings per share of $.65 to $.70, excluding restructuring and unusual items, with revenue down 3 percent to up 2 percent compared to both the first quarter 2009 and sequentially with the fourth quarter 2009 results. In the first quarter of 2010 we expect to incur additional restructuring charges of $.01 to $.02 per share. Consistent with prior years, we look forward to reviewing our detailed 2010 outlook with the investment community on February 23rd in New York City,” said Hachigian.

About Cooper Industries
Cooper Industries plc (NYSE: CBE) is a global manufacturer with 2009 revenues of $5.1 billion, approximately eighty-nine percent of which are from electrical products. Founded in 1833, Cooper’s sustained level of success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has eight operating divisions with leading market share positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2009, sixty-one percent of total sales were to customers in the industrial and utility end-markets and thirty-nine percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2009. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2009 and 2008 fourth quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding future revenues, costs and expenses, earnings, earnings per share, margins, cash flows, dividends and capital expenditures. Important factors which may affect the actual results include, but are not limited to, political developments, market and economic conditions, changes in raw material, transportation and energy costs, industry competition, the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs, the magnitude of any disruptions from manufacturing rationalizations, changes in mix of products sold, mergers and acquisitions and their integration into Cooper, the timing and amount of any stock repurchases by Cooper, changes in financial markets including currency exchange rate fluctuations, changing legislation and regulations including changes in tax law, tax treaties or tax regulations, and the resolution of potential liabilities and insurance recoveries resulting from on-going Pneumo-Abex related asbestos claims.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s fourth quarter 2009 performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 706-7745 using pass code 69530127, or over the Internet in the “Investors” section of the company website, www.cooperindustries.com. International callers should dial (617) 614-3472 and use pass code 69530127.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the “Investors” section of the Company’s website, www.cooperindustries.com.

Informational exhibits concerning the Company’s fourth quarter performance that may be referred to during the conference call will be available in the “Investors” section of the Company’s website, www.cooperindustries.com prior to the beginning of the call.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended December 31,
	2009	2008
	(in millions where applicable)
Revenues	$1,256.6	$1,523.2
Cost of sales	837.5	1,048.6
Selling and administrative expenses	254.4	270.9
Restructuring and asset impairment charges	4.2	44.8

Operating earnings	160.5	158.9
Interest expense, net	14.0	19.9

Income from operations before income taxes	146.5	139.0
Income taxes	17.7	27.9

Net income	$128.8	$111.1

Net Income Per Common share:
Basic	$.77	$.66
Diluted	$.76	$.65
Shares Utilized in Computation of Income Per Common Share:
Basic	167.5 million	169.6 million
Diluted	169.4 million	170.8 million

PERCENTAGE OF REVENUES

	Quarter Ended December 31,
	2009	2008
Revenues	100.0%	100.0%
Cost of sales	66.6%	68.8%
Selling and administrative expenses	20.2%	17.8%
Operating earnings	12.8%	10.4%
Income from operations before income taxes	11.7%	9.1%
Net Income	10.2%	7.3%

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CONSOLIDATED RESULTS OF OPERATIONS (continued)
Additional Information for the Quarter Ended December 31
Segment Information

	Quarter Ended December 31,
	2009	2008
	(in millions)
Revenues:
Electrical Products	$1,103.1	$1,358.1
Tools	153.5	165.1

Total	$1,256.6	$1,523.2

Segment Operating Earnings:
Electrical Products	$171.2	$198.1
Tools	12.7	17.5

Total Segment Operating Earnings	183.9	215.6
General Corporate Expense	19.2	11.9
Restructuring and asset impairment charges	4.2	44.8
Interest expense, net	14.0	19.9

Income from operations before income taxes	$146.5	$139.0

	Quarter Ended December 31,
	2009	2008
Return on Sales:
Electrical Products	15.5%	14.6%
Tools	8.3%	10.6%
Total Segments	14.6%	14.2%

Impact of Unusual Items

	Income Before	Income	Income from	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported three months ended December 31, 2009	$146.5	$17.7	$128.8	$.77	$.76
Restructuring and asset impairment charges	4.2	0.6	3.6	.02	.02
Tax Benefits	—	3.2	(3.2)	(.02)	(.02)

Excluding adjustments	$150.7	$21.5	$129.2	$.77	$.76

Reported three months ended December 31, 2008	$139.0	$27.9	$111.1	$.66	$.65
Restructuring and asset impairment charges	44.8	11.9	32.9	.19	.19
Tax Benefits	—	.3	(.3)	(.00)	(.00)

Excluding adjustments	$183.8	$40.1	$143.7	$.85	$.84

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CONSOLIDATED RESULTS OF OPERATIONS (continued)
Additional Information for the Quarter Ended December 31
Segment Information

	Twelve Months Ended
	December 31,
	2009	2008
	(in millions where applicable)
Revenues	$5,069.6	$6,521.3
Cost of sales	3,483.8	4,396.7
Selling and administrative expenses	1,011.8	1,194.6
Restructuring and asset impairment charges	29.9	52.4

Operating earnings	544.1	877.6
Interest expense, net	61.4	70.4

Income from continuing operations before income taxes	482.7	807.2
Income taxes	69.1	191.6

Income from continuing operations	413.6	615.6
Income related to discontinued operations (net of income taxes)	25.5	16.6

Net income	$439.1	$632.2

Net Income Per Common share:
Basic:
Continuing operations	$2.47	$3.54
Discontinued operations	.15	.10

Net Income	$2.62	$3.64

Diluted:
Continuing operations	$2.46	$3.51
Discontinued operations	.15	.09

Net Income	$2.61	$3.60

Shares Utilized in Computation of Income Per Common Share:
Basic	167.2 million	173.7 million
Diluted	168.5 million	175.6 million

PERCENTAGE OF REVENUES

	Twelve Months Ended
	December 31,
	2009	2008
Revenues	100.0%	100.0%
Cost of sales	68.7%	67.4%
Selling and administrative expenses	20.0%	18.3%
Operating earnings	10.7%	13.5%
Income from continuing operations before income taxes	9.5%	12.4%
Income from continuing operations	8.2%	9.4%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Twelve Months Ended December 31
Segment Information

	Twelve Months Ended
	December 31,
	2009	2008
	(in millions)
Revenues:
Electrical Products	$4,511.9	$5,755.7
Tools	557.7	765.6

Total	$5,069.6	$6,521.3

Segment Operating Earnings:
Electrical Products	$638.2	$930.3
Tools	18.5	81.1

Total Segment Operating Earnings	656.7	1,011.4
General Corporate Expense	82.7	81.4
Restructuring and asset impairment charges	29.9	52.4
Interest expense, net	61.4	70.4

Income from continuing operations before income taxes	$482.7	$807.2

	Twelve Months Ended
	December 31
	2009	2008
Return on Sales:
Electrical Products	14.1%	16.2%
Tools	3.3%	10.6%
Total Segments	13.0%	15.5%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported twelve months ended December 31, 2009	$482.7	$69.1	$413.6	$2.47	$2.46
Restructuring and asset impairment charges	29.9	5.5	24.4	.15	.14
Tax benefits	—	12.8	(12.8)	(.08)	(.08)

Excluding adjustments	$512.6	$87.4	$425.2	$2.54	$2.52

Reported twelve months ended December 31, 2008	$807.2	$191.6	$615.6	$3.54	$3.51
Restructuring and asset impairment charges	52.7	14.3	38.4	.22	.21
Tax benefits	—	23.2	(23.2)	(.13)	(.13)

Excluding adjustments	$859.9	$229.1	$630.8	$3.63	$3.59

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	December 31,	December 31,
	2009	2008
	(in millions)
ASSETS
Cash and cash equivalents	$381.6	$258.8
Investments	—	21.9
Receivables	797.7	1,011.4
Inventories	483.9	641.8
Current discontinued operations receivable	12.7	17.5
Deferred income taxes and other current assets	225.7	246.5

Total current assets	1,901.6	2,197.9

Property, plant and equipment, less accumulated depreciation	731.7	728.2
Goodwill	2,643.2	2,567.3
Long-term discontinued operations receivable	166.6	174.8
Deferred income taxes and other noncurrent assets	541.3	496.7

Total assets	$5,984.4	$6,164.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$9.4	$25.6
Accounts payable	384.4	492.5
Accrued liabilities	515.2	618.7
Current discontinued operations liability	43.4	50.4
Current maturities of long-term debt	2.3	275.0

Total current liabilities	954.7	1,462.2

Long-term debt	922.7	932.5
Postretirement benefits other than pensions	79.7	71.2
Long-term discontinued operations liability	741.1	764.7
Other long-term liabilities	322.9	326.9

Total liabilities	3,021.1	3,557.5

Common stock	1.7	1.7
Capital in excess of par value	—	-
Retained earnings	3,254.1	2,935.4
Treasury stock	(12.5)	-
Accumulated other nonowner changes in equity	(280.0)	(329.7)

Total shareholders’ equity	2,963.3	2,607.4

Total liabilities and shareholders’ equity	$5,984.4	$6,164.9

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Twelve Months Ended December 31,
	2009	2008
	(in millions)
Cash flows from operating activities:
Net income	$439.1	$632.2
Adjust: Income related to discontinued operations	(25.5)	(16.6)

Income from continuing operations	413.6	615.6
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	145.6	143.1
Deferred income taxes	14.6	26.0
Excess tax benefits from stock options and awards	(2.7)	(10.2)
Restructuring and asset impairment charges	29.9	52.4
Changes in assets and liabilities(1)
Receivables	244.5	22.7
Inventories	175.0	16.6
Accounts payable and accrued liabilities	(211.7)	(80.4)
Discontinued operations assets and liabilities, net	24.0	139.7
Other assets and liabilities, net	(80.9)	(29.1)

Net cash provided by operating activities	751.9	896.4

Cash flows from investing activities:
Proceeds from short-term investments	22.9	65.7
Proceeds from cash restricted for business acquisitions	—	290.1
Capital expenditures	(126.7)	(137.0)
Cash paid for acquired businesses	(61.4)	(297.0)
Proceeds from sales of property, plant and equipment and other	7.4	1.8

Net cash used in investing activities	(157.8)	(76.4)

Cash flows from financing activities:
Proceeds from issuances of debt	—	297.6
Debt issuance costs	(1.8)	(0.6)
Proceeds from debt derivatives	—	0.5
Repayments of debt	(299.6)	(397.2)
Dividends	(167.4)	(170.3)
Purchases of common shares	(26.0)	(517.2)
Purchases of treasury shares	(12.5)	—
Excess tax benefits from stock options and awards	2.7	10.2
Proceeds from exercise of stock options and other	20.1	17.1

Net cash used in financing activities	(484.5)	(759.9)

Effect of exchange rate changes on cash and cash equivalents	13.2	(34.1)

Increase in cash and cash equivalents	122.8	26.0
Cash and cash equivalents, beginning of period	258.8	232.8

Cash and cash equivalents, end of period	$381.6	$258.8

(1) Net of the effects of translation and acquisitions

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	December 31,	December 31,
	2009	2008
	(in millions where applicable)
Short-term debt	$9.4	$25.6
Current maturities of long-term debt	2.3	275.0
Long-term debt	922.7	932.5

Total debt	934.4	1,233.1
Total shareholders’ equity	2,963.3	2,607.4

Total capitalization	$3,897.7	$3,840.5

Total debt-to-total-capitalization ratio	24.0%	32.1%
Total debt	$934.4	$1,233.1
Less: Cash and cash equivalents	381.6	258.8
Investments	—	21.9

Net debt	$552.8	$952.4

Total capitalization	$3,897.7	$3,840.5
Less: Cash and cash equivalents	381.6	258.8
Investments	—	21.9

Total capitalization net of cash and investments	$3,516.1	$3,559.8

Net debt-to-total-capitalization ratio	15.7%	26.8%

Free Cash Flow Reconciliation

	Twelve Months Ended December 31,
	2009	2008
	(in millions)
Net cash provided by operating activities	$751.9	$896.4
Less capital expenditures	(126.7)	(137.0)
Add proceeds from sales of property,	7.4	1.8
plant and equipment and other

Free cash flow	$632.6	$761.2

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